Exhibit 99.1

Prudential Financial completes acquisition of Assurance IQ, Inc.

•	Adds established direct-to-consumer channel to reach underserved mass market

•	Fast-growing, highly scalable business model offers significant upside potential

•	Offers attractive financial benefits: accretive to EPS and ROE in year 1; enhanced long-term growth

NEWARK, N.J., and BELLEVUE, Wash., October 10, 2019 — Prudential Financial, Inc. (NYSE: PRU) announced today that it has completed its acquisition of Assurance IQ, Inc., “Assurance,” a leading consumer solutions platform for health and financial wellness needs.

Under the terms of the acquisition, announced on September 5, 2019, Assurance becomes a wholly owned subsidiary of Prudential.

About Prudential Financial, Inc.

Prudential Financial, Inc. (NYSE: PRU), a financial wellness leader and premier active global investment manager with more than $1 trillion in assets under management as of June 30, 2019, has operations in the United States, Asia, Europe, and Latin America. Prudential’s diverse and talented employees help to make lives better by creating financial opportunity for more people. Prudential’s iconic Rock symbol has stood for strength, stability, expertise and innovation for more than a century. For more information, please visit news.prudential.com.

About Assurance IQ, Inc.

Launched in 2016 in Bellevue, Wash., Assurance was founded to improve the personal and financial health of every consumer and make their lives better. The company uses advanced data analytics to enable an extensive network of live agents to offer customized solutions for more people across a broader socio-economic spectrum. For more information, please visit assurance.com.

MEDIA CONTACT:

Bill Launder

973-802-8760

bill.launder@prudential.com

INVESTOR CONTACT:

investor.relations@prudential.com

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Forward-Looking Statements

Certain of the statements included in this release constitute forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Words such as “expects,” “believes,” “anticipates,” “includes,” “plans,” “assumes,” “estimates,” “projects,” “intends,” “should,” “will,” “shall” or variations of such words are generally part of forward-looking statements. Forward-looking statements are made based on management’s current expectations and beliefs concerning future developments and their potential effects upon Prudential Financial, Inc. and its subsidiaries. There can be no assurance that future developments affecting Prudential Financial, Inc. and its subsidiaries will be those anticipated by management. These forward-looking statements are not a guarantee of future performance and involve risks and uncertainties, and there are certain important factors that could cause actual results to differ, possibly materially, from expectations or estimates reflected in such forward-looking statements, including, purchase price adjustments; the failure to realize the expected synergies and benefits of the transaction or delay in realization thereof; the retention of certain key employees; and other factors, risks and uncertainties including: (1) losses on investments or financial contracts due to deterioration in credit quality or value, or counterparty default; (2) losses on insurance products due to mortality experience, morbidity experience or policyholder behavior experience that differs significantly from our expectations when we price our products; (3) changes in interest rates, equity prices and foreign currency exchange rates that may (a) adversely impact the profitability of our products, the value of separate accounts supporting these products or the value of assets we manage, (b) result in losses on derivatives we use to hedge risk or increase collateral posting requirements and (c) limit opportunities to invest at appropriate returns; (4) guarantees within certain of our products which are market sensitive and may decrease our earnings or increase the volatility of our results of operations or financial position; (5) liquidity needs resulting from (a) derivative collateral market exposure, (b) asset/liability mismatches, (c) the lack of available funding in the financial markets or (d) unexpected cash demands due to severe mortality calamity or lapse events; (6) financial or customer losses, or regulatory and legal actions, due to inadequate or failed processes or systems, sales practices, external events and human error or misconduct such as (a) disruption of our systems and data, (b) an information security breach, (c) a failure to protect the privacy of sensitive data or (d) reliance on third-parties; (7) changes in the regulatory landscape, including related to (a) financial sector regulatory reform, (b) changes in tax laws, (c) fiduciary rules and other standards of care, (d) U.S. state insurance laws and developments regarding group-wide supervision, capital and reserves, (e) insurer capital standards outside the U.S. and (f) privacy and cybersecurity regulation; (8) technological changes which may adversely impact companies in our investment portfolio or cause insurance experience to deviate from our assumptions; (9) an inability to protect our intellectual property rights or claims of infringement of the intellectual property rights of others; (10) ratings downgrades; (11) market conditions that may adversely affect the sales or persistency of our products; (12) competition; (13) reputational damage; and (14) the costs, effects, timing, or success of our plans to accelerate our Financial Wellness strategy. Prudential Financial, Inc. does not undertake to update any particular forward-looking statement included in this document. See “Risk Factors” included in the Annual Report on Form 10-K for the year ended December 31, 2018 for discussion of certain risks relating to our businesses and investment in our securities.